REAL ESTATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

Douglas Emmett, Inc.†

4,326 $

97,811

UDR, Inc.†

4,926

97,781

Brookfield Asset Management,

Camden Property Trust†

1,995

96,059

Inc. — Class A†

8,235 $

293,742

Senior Housing Properties

Simon Property Group, Inc.†

3,118

270,829

Trust

4,163

94,417

ProLogis†

4,081

258,654

Weingarten Realty Investors†

2,996

94,194

Public Storage, Inc.

3,070

225,369

Essex Property Trust, Inc.

961

93,688

Vornado Realty Trust

2,461

216,445

Jones Lang LaSalle, Inc.†

1,285

91,441

Boston Properties, Inc.†

2,225

204,277

Mack-Cali Realty Corp.

2,689

91,426

Plum Creek Timber Co., Inc.

Liberty Property Trust

3,150

90,751

(REIT)†

4,318

198,801

Potlatch Corp.

1,992

88,524

Equity Residential†

5,397

196,829

Maguire Properties, Inc.†

2,810

82,811

HCP, Inc.†

5,370

186,769

Kilroy Realty Corp.†

1,498

82,330

General Growth Properties,

BRE Properties, Inc. — Class

Inc.†

4,469

184,033

A†

2,022

81,952

KIMCO Realty Corp.†

5,019

182,692

National Retail Properties,

Annaly Mortgage Management,

Inc.†

3,461

80,918

Inc.

9,939

180,691

BioMed Realty Trust, Inc.†

3,449

79,913

Host Hotels & Resorts, Inc.†

10,260

174,830

Equity One, Inc.†

3,458

79,638

Ventas, Inc.†

3,719

168,285

Highwoods Properties, Inc.

2,654

77,975

AvalonBay Communities, Inc.†

1,727

162,580

Washington Real Estate

Brookfield Properties Corp.

8,340

160,545

Investment Trust†

2,477

77,803

AMB Property Corp.†

2,666

153,455

DCT Industrial Trust, Inc.

8,350

77,738

SL Green Realty Corp.

1,505

140,657

First Industrial Realty Trust,

Federal Realty Investment

Inc.†

2,242

77,573

Trust†

1,675

137,601

Post Properties, Inc.

2,187

76,807

Macerich Co.†

1,908

135,582

Home Properties, Inc.†

1,697

76,110

CB Richard Ellis Group, Inc.

HRPT Properties Trust

9,842

76,079

— Class A*†

6,272

135,162

DiamondRock Hospitality Co.†

4,947

74,106

Rayonier, Inc.†

2,779

131,280

Healthcare Realty Trust, Inc.

2,917

74,063

Regency Centers Corp.

2,013

129,818

American Financial Realty

Health Care REIT, Inc.†

2,862

127,903

Trust

8,983

72,044

Developers Diversified Realty

MFA Mortgage Investments,

Corp.†

3,139

120,192

Inc.†

7,734

71,540

Alexandria Real Estate

Brandywine Realty Trust†

3,926

70,393

Equities, Inc.†

1,149

116,819

Entertainment Properties Trust

1,484

69,748

Duke Realty Corp.†

4,424

115,378

Corporate Office Properties

CapitalSource, Inc.†

6,547

115,162

Trust SBI†

2,209

69,584

Nationwide Health Properties,

Omega Healthcare Investors,

Inc.†

3,645

114,344

Inc.†

4,318

69,304

The St. Joe Co.†

3,126

111,004

CBL & Associates Properties,

Forest City Enterprises, Inc. —

Inc.†

2,880

68,861

Class A†

2,486

110,478

Tanger Factory Outlet Centers,

Realty Income Corp.†

3,978

107,486

Inc.†

1,816

68,481

iStar Financial, Inc.†

4,079

106,258

Redwood Trust, Inc.†

1,950

66,768

Apartment Investment &

Strategic Hotels & Resorts, Inc.

3,980

66,585

Management Co. — Class A†

3,054

106,065

Equity Lifestyle Properties,

Hospitality Properties Trust†

3,217

103,652

Inc.†

1,447

66,084

Digital Realty Trust, Inc.†

2,623

100,645

LaSalle Hotel Properties†

2,007

64,023

Taubman Centers, Inc.

2,017

99,216

Mid-America Apartment

Communities, Inc.

1,492

63,783

Thornburg Mortgage, Inc.†

6,819

63,008

1

REAL ESTATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Shares

Value

Cousins Properties, Inc.†

2,827

$

62,477

Pennsylvania Real Estate

Investment Trust

2,091

62,061

Extra Space Storage, Inc.†

4,273

61,061

Acadia Realty Trust†

2,310

59,159

Sunstone Hotel Investors, Inc.†

3,190

58,345

FelCor Lodging Trust, Inc.†

3,631

56,607

Lexington Realty Trust†

3,790

55,107

Colonial Properties Trust†

2,421

54,787

Ashford Hospitality Trust,

Inc.†

7,410

53,278

Gramercy Capital Corp.†

2,150

52,267

Newcastle Investment Corp.†

3,618

46,889

RAIT Financial Trust†

5,410

46,634

NorthStar Realty Finance

Corp.†

5,148

45,920

Parkway Properties, Inc.

1,240

45,855

Capital Trust, Inc. — Class A†

1,480

45,362

Medical Properties Trust Inc.†

4,090

41,677

Anthracite Capital, Inc.†

5,522

39,979

U-Store-It Trust

4,355

39,892

Friedman Billings Ramsey

Group, Inc. — Class A†

12,530

39,344

Glimcher Realty Trust†

2,720

38,869

Total Common Stocks

(Cost $7,809,157)

$     9,821,212

Face

Amount

SECURITIES LENDING COLLATERAL 35.0%

Investment in Securities Lending Short

Term

Investment Portfolio Held

by U.S. Bank

$

3,464,322

3,464,322

Total Securities Lending Collateral

(Cost $3,464,322)

______

3,464,322

Total Investments 134.6%

(Cost $11,273,479)

$

________

13,315,534

Liabilities in Excess of Other

Assets – (34.6)%

$

________

(3,420,154)

Net Assets – 100.0%

$

9,895,380

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

2